UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 3, 2007

Huntington Bancshares Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-2525	31-0724920
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

41 South High Street, Columbus, Ohio		43287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-480-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2007, Huntington Bancshares Incorporated ("Huntington") announced the retirement of Marty Adams as president and chief operating officer effective December 31, 2007. At that time he will also step down as a director of Huntington. For a one-year period following retirement, Mr. Adams will serve as an unpaid consultant to Huntington to assist with transitional matters, including the Franklin Credit Management relationship.

Mr. Adams’ retirement will be treated as a "good reason" termination of employment for purposes of his Employment Agreement with Huntington, dated as of December 20, 2006, as amended on July 17, 2007, and will generally be treated similarly for purposes of other Huntington compensation and benefits arrangements in which Mr. Adams participates. Huntington has agreed to provide Mr. Adams with an office and secretarial support for up to five years following retirement.

Thomas Hoaglin, Huntington’s chairman and chief executive officer, will assume the role of president upon Mr. Adams’ retirement. Huntington also announced that Mr. Hoaglin’s retirement plans, previously announced in conjunction with the merger, are no longer in effect.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huntington Bancshares Incorporated

December 3, 2007	By:	/s/ Richard A. Cheap

Name: Richard A. Cheap
Title: Secretary